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Exhibit 11 -  Computation of Per Share Earnings
              (in thousands, except per share amounts)

                                         Three Months Ended    Nine Months Ended
                                            September 30,        September 30,
                                       ---------------------  ------------------
                                         1997      1996           1997      1996
                                         ----      ----           ----      ----
Primary
    Average shares outstanding           6,290      6,149         6,211    5,862
    Net effect of dilutive stock options
    -- based on the treasury stock
    method using average market price      -0-        -0-           -0-    1,097
                                       -------     ------       -------   ------
    Total                                6,290      6,149         6,211    6,959
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------
    Net income (loss)                  $(1,029)    $ (167)      $(1,424)  $  353
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------
    Per share amount                   $ (0.16)    $(0.03)      $ (0.23)  $ 0.05
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------
Fully diluted
    Average shares outstanding           6,290      6,149         6,211    5,862
    Net effect of dilutive stock options
    -- based on the treasury stock
    method using the period-end market
    price, if higher than average
    market price                           -0-        -0-           -0-    1,108
                                       -------     ------       -------   ------
    Total                                6,290      6,149         6,211    6,970
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------
    Net income (loss)                  $(1,029)    $ (167)      $(1,424)  $  353
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------
    Per share amount                   $ (0.16)    $(0.03)      $ (0.23)  $ 0.05
                                       -------     ------       -------   ------
                                       -------     ------       -------   ------

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